Consent of Independent Accountants
                       ----------------------------------


The Board of Directors of
Concorde Funds, Inc.



We consent to the use of our report incorporated by reference in the Prospectus and Statement of Additional Information and to the reference to our firm under the heading "Independent Certified Public Accountants" in the Statement of Additional Information constituting parts of Post-Effective Amendment No. 17 to the Concorde Funds, Inc. registration statement on Form N-1A.



Irving, Texas
January 11, 2001

                                       /s/ McGladrey & Pullen, LLP

                                       McGLADREY & PULLEN, LLP